Sheppard, Mullin, Richter & Hampton LLP 2099 Pennsylvania Avenue, NW, Suite 100 Washington, D.C. 20006-6801 202.747.1900 main 202.747.1901 fax www.sheppardmullin.com

August 15, 2016

Molina Healthcare, Inc. 200 Oceangate, Suite 100 Long Beach, CA 90802

Re:	Molina Healthcare, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:
We have acted as special Virginia counsel to Family Preservation Services, Inc., a Virginia corporation (the “Virginia Guarantor”), in connection with the registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed by Molina Healthcare, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), relating to the registration by the Company of $700,000,000 aggregate principal amount of 5.375% Senior Notes due 2022 (the “Exchange Notes”) and the guarantees thereof (the “Exchange Guarantees”) by certain of the Company’s subsidiaries, including the Virginia Guarantor (each a “Guarantor” and collectively the “Guarantors”) to be offered in exchange for up to an equal principal amount of the Company’s outstanding 5.375% Senior Notes due 2022 (“Original Notes”) and the guarantees thereof by the Guarantors (the “Original Guarantees”). The Exchange Notes and the Exchange Guarantees will be issued in accordance with the terms of the Indenture, dated as of November 10, 2015 (the “Original Indenture”), by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 16, 2016 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), by and among the Company, the guarantors named therein and the Trustee.
Materials Examined
As such counsel, we have examined the Indenture, the Exchange Notes, the Exchange Guarantees and such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Virginia Guarantor’s (i) Articles of Incorporation, (ii) Bylaws, (iii) Authorizing Resolutions, (iv) Good Standing Certificate from the Office of the State Corporation Commission of the Commonwealth of Virginia attached hereto as Schedule I (the “Good Standing Certificate”) and (v) such other records, documents, certificates, memoranda and other instruments we have considered necessary to provide a basis for the opinions hereinafter expressed. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Virginia Guarantor and others as to factual matters without having independently verified such factual matters.

SMRH:478179931.5

Molina Healthcare, Inc.
August 15, 2016

Opinions
Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1)    The Virginia Guarantor is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia;
2)    The Virginia Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Exchange Guarantee to which it is a party; and
3)    The Virginia Guarantor has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, the Indenture and the Exchange Guarantee to which it is a party.
Certain Assumptions, Limitations and Qualifications
The opinions herein are subject to the following assumptions, limitations and qualifications:
1.    We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.
2.    We express no opinion as to the laws of any jurisdiction other than the internal laws of the Commonwealth of Virginia, as such are in effect on the date hereof, and we express no opinion as to the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. Notwithstanding anything to the contrary herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to a transaction similar to the transaction contemplated by the Indenture and the Exchange Guarantee of the Virginia Guarantor.
3.    We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.
4.    With your consent, we have assumed that the Indenture, the Exchange Notes and the Exchange Guarantees (collectively, the “Operative Documents”) have been duly authorized, executed and delivered, as applicable, by each of the parties thereto (other than the Virginia

SMRH:478179931.5

Molina Healthcare, Inc.
August 15, 2016

Guarantor) under the laws of their respective jurisdictions of organization. In addition, our opinions expressed in paragraph 1 hereof as to the existence and good standing of the Virginia Guarantor are given solely on the basis of the Good Standing Certificate of the Virginia Guarantor and such opinions speak only as of the date of such Good Standing Certificate and not as of the date hereof.
5.    Virginia Code Sections 49-25 and 49-26 provide, in part, that a guarantor or surety of any person bound by a contract may require the creditor to institute suit on the contract if a right of action has accrued thereon. Failure to institute suit as provided in Section 49-26 will result in the forfeiture of the creditor’s right to demand payment from such guarantor or surety. In any event enforcement of the Guaranty is subject to the provisions of §49-25 and §49-26 of the Code of Virginia.
The opinions expressed in this letter are an expression of our professional judgment following our review of the legal issues expressly addressed herein in accordance with customary practice governing opinion letters in transactions such as those contemplated by the Indenture and the Exchange Guarantee of the Virginia Guarantor. By rendering such opinions, we neither become an insurer or guarantor of such expression of our professional judgment nor guarantee the outcome of any legal dispute that may arise out of the transactions contemplated by the Indenture or the Exchange Guarantee of the Virginia Guarantor or any other agreement entered into related thereto.
This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Guarantors, the Exchange Notes, the Exchange Guarantees, the Original Indenture, the Supplemental Indenture, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Virginia Guarantor may have under or in respect of the Exchange Guarantee, the Indenture or as to the effect that its performance of such obligations may have upon any of the matters referred to above.

SMRH:478179931.5

Molina Healthcare, Inc.
August 15, 2016

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name in the prospectus included in the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ SHEPPARD MULLIN RICHTER & HAMPTON LLP
Attachment: Schedule I

SMRH:478179931.5

SCHEDULE I
CERTIFICATE OF GOOD STANDING

Commonwealth of Virginia

State Corporation Commission

CERTIFICATE OF GOOD STANDING

I Certify the Following from the Records of the Commission:

That FAMILY PRESERVATION SERVICES, INC. is duly incorporated under the law of the Commonwealth of Virginia;

That the date of its incorporation is April 28, 1992;

That the period of its duration is perpetual; and

That the corporation is in existence and in good standing in the Commonwealth of Virginia as of the date set forth below.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
June 15, 2016

Joel H. Peck

Joel H. Peck, Clerk of the Commission

CISECOM
Document Control Number: 1606156111